Exhibit 99.1

Contacts:
Media	Investor Relations
Scott Sayres	Mark Macaluso
(480) 257-5921	(973) 455-2222
scott.sayres@honeywell.com	mark.macaluso@honeywell.com

HONEYWELL ANNOUNCES PRIVATE EXCHANGE OFFERS FOR FOUR SERIES OF NOTES

MORRIS PLAINS, N.J., October 23, 2017 – Honeywell International Inc. (“Honeywell”) (NYSE: HON) today announced that it has commenced four separate private offers to exchange any and all of its outstanding notes listed below (the “Existing Notes”) for a combination of newly issued debt securities of Honeywell and cash (the “Exchange Offers”). The Exchange Offers will proceed on the terms and subject to the conditions set forth in the Offering Memorandum dated October 23, 2017 and the accompanying eligibility letter (the “Exchange Offer Documents”).

Only holders who have duly completed and submitted an eligibility letter (which may be found at http://gbsc-usa.com/eligibility/honeywell) will be authorized to receive the Offering Memorandum and participate in the Exchange Offers (“Eligible Holders”). The eligibility letters will include certifications that the holders are either (1) “qualified institutional buyers” (“QIBs”) as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or (2) non-“U.S. persons” (as defined in Rule 902 under the Securities Act) located outside of the United States who are (i) not acting for the account or benefit of a U.S. person, (ii) “non-U.S. qualified offerees” (as defined in the Exchange Offer Documents), and (iii) not resident in Canada.

The Exchange Offers will each expire at 11:59 p.m. (New York City time) on November 17, 2017 (as the same may be extended with respect to each Exchange Offer, the “Expiration Time”). In order to be eligible to receive the Total Exchange Price (as defined below), Eligible Holders must validly tender their Existing Notes at or prior to 5:00 p.m., New York City time, on November 3, 2017, unless extended (as the same may be extended with respect to each Exchange Offer, the “Early Participation Deadline”). Existing Notes tendered may be validly withdrawn at any time at or prior to 5:00 p.m. (New York City time) on November 3, 2017, but not thereafter, unless extended by Honeywell (as the same may be extended with respect to each Exchange Offer, the “Withdrawal Deadline”).

The “Settlement Date” with respect to an Exchange Offer is expected to be the second business day immediately following the Expiration Time, or November 21, 2017.

On the terms and subject to the conditions set forth in the Exchange Offer Documents, Honeywell is offering to exchange any and all of the Existing Notes listed below for new notes due 2047 of Honeywell (the “New Notes”) and cash:

CUSIP	Title of Security	Principal Amount Outstanding	Reference U.S. Treasury Security	Bloomberg Reference Page	Fixed Spread (bps)	Cash Payment Percent of Premium over Par(1)	Early Participation Premium(2)
438506AS6	6.625% Debentures due 2028	$215,715,000	2.25% due 8/15/27	PX1	+75	100%	$30
438516AR7	5.70% Senior Notes due 2036	$550,000,000	3.00% due 5/15/47	PX1	+65	100%	$30
438516AT3	5.70% Senior Notes due 2037	$600,000,000	3.00% due 5/15/47	PX1	+65	100%	$30
438516BB1	5.375% Senior Notes due 2041	$600,000,000	3.00% due 5/15/47	PX1	+75	100%	$30

(1)	With respect to each series of Existing Notes, represents the percentage that will be paid in cash of the portion of the applicable Total Exchange Price or Exchange Price that exceeds $1,000 per $1,000 principal amount of such validly tendered Existing Notes.
(2)	Only Eligible Holders who validly tender their Existing Notes at or prior to the Early Participation Deadline (and who do not validly withdraw prior to the Withdrawal Deadline), and whose tenders are accepted for exchange pursuant to the Exchange Offers, will receive an early participation premium of $30 for each $1,000 principal amount of Existing Notes validly tendered and not validly withdrawn (the “Early Participation Premium”). Eligible Holders who validly tender their Existing Notes after the Early Participation Deadline but at or prior to the Expiration Time, and whose tenders are accepted for exchange, will receive only the Exchange Price, which does not include the Early Participation Premium.

The New Notes will mature on November 21, 2047. Interest on the New Notes will accrue from the Settlement Date at a rate per annum equal to the sum of (x) the bid-side yield on the 3.00% U.S. Treasury Security due May 15, 2047 at the Price Determination Time (based on the bid-side price indicated on the Bloomberg reference page PX1 at such date and time) and (y) 1.00% (100 basis points). The New Notes will be issued by Honeywell International Inc. The New Notes will be senior unsecured and unsubordinated obligations and will rank equally with all of our existing and future unsecured debt and senior to any subordinated debt we may incur.

On the terms and subject to the conditions set forth in the Exchange Offer Documents, Eligible Holders who validly tender Existing Notes at or prior to the Early Participation Deadline, and do not validly withdraw such tendered Existing Notes at or prior to the Withdrawal Deadline, will receive for each $1,000 principal amount of Existing Notes tendered and accepted, a combination of a principal amount of New Notes and cash with an aggregate value equal to the Total Exchange Price as follows:

(i)	an aggregate principal amount of New Notes equal to (x) the Total Exchange Price for such Existing Notes minus (y) the Cash Component (as defined below); and

(ii)	a cash payment equal to the Cash Component.

The “Price Determination Time” will be 2:00 p.m. (New York City time) on November 3, 2017, unless the Early Participation Deadline is extended, in which case a new Price Determination Time may be established with respect to the Exchange Offers. In the event that the Early Participation Deadline is not extended, the Price Determination Time will remain the same.

The “Total Exchange Price” (calculated as of the Price Determination Time) for the Existing Notes validly tendered at or prior to the Early Participation Deadline, and not validly withdrawn at or prior to the Withdrawal Deadline, is equal to the discounted value (calculated in accordance with standard market practice, as described in the Offering Memorandum) on the Settlement Date of the remaining payments of principal and interest (excluding accrued interest) per $1,000 principal amount of the Existing Notes through the applicable maturity date of the Existing Notes, using a yield equal to the sum of: (x) the bid-side yield on the applicable Reference U.S. Treasury Security set forth with respect to each series of Existing Notes in the table above, plus (y) the applicable fixed spread set forth with respect to each series of Existing Notes in the table above. The Total Exchange Price includes the Early Participation Premium.

The “Exchange Price” for the Existing Notes validly tendered after the Early Participation Deadline but at or prior to the Expiration Time is equal to the Total Exchange Price minus the applicable Early Participation Premium.

The “Cash Component” means the portion of the Total Exchange Price or Exchange Price, as applicable, to be paid to Eligible Holders in cash and is equal to the applicable Total Exchange Price or Exchange Price per $1,000 principal amount of such series of Existing Notes minus $1,000.

On the terms and subject to the conditions set forth in the Exchange Offer Documents, Eligible Holders who validly tender Existing Notes after the Early Participation Deadline, but at or prior to the Expiration Time, will receive, for each $1,000 principal amount of Existing Notes tendered and accepted, a combination of a principal amount of New Notes and cash with an aggregate value equal to the Exchange Price as follows:

(i)	an aggregate principal amount of New Notes equal to (x) the Total Exchange Price for such Existing Notes minus (y) the Early Participation Premium minus (z) the Cash Component; and
(ii)	a cash payment equal to the Cash Component.

In addition to the Total Exchange Price or Exchange Price, as applicable, Eligible Holders whose Existing Notes are accepted for exchange will receive a cash payment representing (i) the accrued and unpaid interest to, but not including, the Settlement Date, and (ii) amounts due in lieu of any fractional amounts of New Notes.

Pursuant to the “Minimum Issue Requirement,” Honeywell will not complete the Exchange Offers if at the Expiration Time, the aggregate principal amount of New Notes to be issued on the Settlement Date would be less than $300,000,000. The Minimum Issue Requirement is a term of the Exchange Offers that may not be modified by Honeywell.

In addition to the Minimum Issue Requirement, Honeywell’s obligation to accept any series of Existing Notes tendered in the Exchange Offers is subject to the satisfaction of certain conditions applicable to the Exchange Offer for such series as described in the Offering Memorandum, including, among other things, (1) the Accounting Treatment Condition (as defined in the Offering Memorandum) and (2) the condition that no event or events shall have occurred that in our judgment might prohibit, restrict or delay the consummation of such Exchange Offer or impair the contemplated benefits of such Exchange Offer to us. Subject to applicable law, Honeywell reserves the right, in its sole discretion, to (i) terminate one, some or all of the Exchange Offers and not accept any Existing Notes upon failure of a condition to be satisfied or waived and (ii) amend, modify or waive at any time, or from time to time, the terms of the Exchange Offers in any respect (other than the Minimum Issue Requirement, which is a term of the Exchange Offers that may not be modified by Honeywell), including waiver of any conditions to consummation of the Exchange Offers in whole or in part.

If and when issued, the New Notes will not be registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. Honeywell will enter into a registration rights agreement with respect to the New Notes.

Global Bondholder Services Corporation will act as the Information Agent and the Exchange Agent for the Exchange Offers. Questions or requests for assistance related to the Exchange Offers or for additional copies of the Exchange Offer Documents may be directed to Global Bondholder Services Corporation at (866) 470-3800 (toll free) or (212) 430-3774 (collect). You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offers.

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If Honeywell terminates any Exchange Offer with respect to one or more series of Existing Notes, it will give prompt notice to the Exchange Agent and all Existing Notes tendered pursuant to such terminated Exchange Offer will be returned promptly to the tendering holders thereof. With effect from such termination, any Existing Notes blocked in DTC will be released.

Eligible Holders are advised to check with any bank, securities broker or other intermediary through which they hold Existing Notes as to when such intermediary needs to receive instructions from a holder in order for that holder to be able to participate in, or (in the circumstances in which revocation is permitted) revoke their instruction to participate in, the Exchange Offers before the deadlines specified herein and in the Exchange Offer Documents. The deadlines set by each clearing system for the submission and withdrawal of exchange instructions will also be earlier than the relevant deadlines specified herein and in the Exchange Offer Documents.

This announcement is for informational purposes only. This announcement is not an offer to purchase or a solicitation of an offer to purchase any Existing Notes. The Exchange Offers are being made solely pursuant to the Offering Memorandum and related documents. The Exchange Offers are not being made to holders of Existing Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Exchange Offers to be made by a licensed broker or dealer, the Offers will be deemed to be made on behalf of Honeywell by the dealer managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

In any European Economic Area Member State (a “Member State”) that has implemented Directive 2003/71/EC (such Directive and amendments thereto, including Directive 2010/73/EU together with any applicable implementing measures in the relevant home Member State, the “Prospectus Directive”), this communication is only addressed to and directed at qualified investors in that Member State within the meaning of the Prospectus Directive.

This communication is only being distributed to and only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and

Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “Relevant Persons”). The New Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, Relevant Persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

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Cautionary Statement Regarding Forward-Looking Statements

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this news release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices, as well as our ability to effect the previously announced proposed separations. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements, including with respect to any changes in or abandonment of the previously announced proposed separations. We identify the principal risks and uncertainties that affect our performance in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission.